As filed with the Securities and Exchange Commission on July 5, 2000

                                           Registration Statement No. 333-_____


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    FIRST HORIZON PHARMACEUTICAL CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                                                58-2004779
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                         660 HEMBREE PARKWAY, SUITE 106
                             ROSWELL, GEORGIA 30076

   (Address, including zip code, of registrant's principal executive offices)

                      1997 NON-QUALIFIED STOCK OPTION PLAN
                                 2000 STOCK PLAN
                              (Full Title of Plan)

                             MAHENDRA G. SHAH, PH.D.
                         660 HEMBREE PARKWAY, SUITE 106
                             ROSWELL, GEORGIA 30076
                                 (770) 442-9707
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                              STEPHEN D. FOX, ESQ.
                          ARNALL GOLDEN & GREGORY, LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3450

                         CALCULATION OF REGISTRATION FEE
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                                                     Proposed maximum      Proposed maximum        Amount of
Title of each class of             Amount to be      offering price per    aggregate               registration
securities                         registered        share (1)             offering price (1)      fee
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Common Stock, $.001 par value      1,758,000(2)      $9.9844               $17,552,575             $4,633.88
Common Stock, $.001 par value      2,000,000(3)      $9.9844               $19,968,800             $5,271.76
Total                              3,758,000         $9.9844               $37,521,375             $9,905.64
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(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (c) and (h) based on the average of the bid and asked price of the Company's Common Stock on June 29, 2000, as reported by The Nasdaq Stock Market.

(2) Includes shares of Common Stock underlying options outstanding under the 1997 Non-Qualified Stock Option Plan.

(3)  Includes shares of Common Stock issuable under the 2000 Stock Plan.

                                     PART II

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), on June 1, 2000 (File No. 333-30764);

     (b) The description of the Registrant's Common Stock set forth in the Registrant's Form 8-A Registration Statement (File No. 000-30123) filed March 27, 2000.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     As permitted by Delaware law, the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of duty of loyalty to First Horizon or to its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation further provides that the Registrant must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. The Registrant maintains a policy of directors and officers insurance that provides insurance against certain expenses and liabilities which may be incurred by directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions of the Delaware General Corporation Law and the Registrant's Bylaws, the Registrant has been informed that indemnification is considered by the Securities and Exchange Commission to be against public policy and therefore unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Exhibit No.     Description
     -----------     -----------

         5 Opinion of counsel as to legality of the securities being registered

         10.1        2000 Stock Plan

         10.2        1997 Non-Qualified Stock Option Plan

         23.1        Consent  of  Arnall  Golden &  Gregory,  LLP
                     (included in opinion filed as Exhibit 5)

         23.2        Consent of Arthur Andersen LLP

         24          Power of Attorney (included on page II-4)

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Roswell, State of Georgia, on July 5, 2000.


                                   FIRST HORIZON PHARMACEUTICAL CORPORATION



                                   By:   /s/ R. Brent Dixon
                                        ---------------------------------
                                        R. Brent Dixon, President



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints R. Brent Dixon and Balaji Venkataraman, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.








                    [ADDITIONAL SIGNATURES ON FOLLOWING PAGE]

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 was signed by the following persons in the capacities indicated on July 5, 2000.

SIGNATURE                           TITLE
---------                           -----
/s/ Mahendra G. Shah, Ph.D.
__________________________          Chairman of the Board and Chief Executive
Mahendra G. Shah, Ph.D.             Officer (principal executive officer)

/s/ R. Brent Dixon
__________________________          President and Director
R. Brent Dixon

/s/ John N. Kapoor
__________________________          Director
John N. Kapoor, Ph.D.

/s/ Jon S. Saxe
__________________________          Director
Jon S. Saxe

/s/ Pierre Lapalme
__________________________          Director
Pierre Lapalme

/s/ Balaji Venkataraman
__________________________          Vice President and Chief Financial Officer
Balaji Venkataraman                 (principal financial and accounting officer)

                                  EXHIBIT INDEX



Exhibit No.               Description
-----------               -----------

         5               Opinion of counsel as to legality of the
                          securities being registered

         10.1            2000 Stock Plan

         10.2            1997 Non-Qualified Stock Option Plan

         23.1            Consent  of  Arnall  Golden &  Gregory,  LLP
                          (included in opinion filed as Exhibit 5)

         23.2            Consent of Arthur Andersen LLP

         24              Power of Attorney (included on page II-4)

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